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                                                                    EXHIBIT 99.3



                       CONSENT OF WILLIAM T. WALKER, JR.



    As a proposed director of Aviation Distributors, Inc., I hereby consent to the use of my name in this registration statement.



                                          WILLIAM T. WALKER, JR.



Los Angeles, California
November 6, 1996